As filed with the Securities and Exchange Commission on November 28, 2005
Registration No. 333-128736

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Texas Industries, Inc.
Subsidiary Guarantors Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Delaware	3312	75-0832210
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Suite 700W Dallas, Texas 75247-6913 (972) 647-6700 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Frederick G. Anderson
Vice President — General Counsel
Texas Industries, Inc.
1341 West Mockingbird Lane
Suite 700W
Dallas, Texas 75247-6913
(972) 647-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joe Dannenmaier
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.     Indemnification of Directors and Officers.
      The following contains summaries of certain circumstances in which indemnification is provided pursuant to the Certificate of Incorporation and Bylaws of Texas Industries, Inc. (the “Company”) and the guarantor subsidiaries. Such summaries are qualified in their entirety by reference to the referenced statutes, Certificates or Articles of Incorporation and Bylaws.
Delaware Corporations — The Company; Brookhollow Corporation; Creole Corporation; Riverside Cement Holdings Company; TXI California Inc.; TXI Cement Company; and TXI Riverside Inc.
      Section 145 of the Delaware General Corporation Law (the “DGCL”), under certain circumstances, provides for the indemnification of officers, directors, employees, and agents against liabilities, which they may incur in such capacities. Section 145 provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. Under the DGCL, a corporation may advance funds to the person requesting indemnity, provided that the corporation receives an understanding that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification. The DGCL also permits corporations to provide that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The following information summarizes applicable provisions of the certificates of incorporation and bylaws of the Company and guarantor subsidiaries.
      The Company. The Company’s Certificate of Incorporation provides that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. It also provides that any director or officer seeking indemnification shall be indemnified for actions taken in good faith on behalf or for the benefit of the corporation to the fullest extent permitted by the laws of the state of Delaware. The Company’s Bylaws provide that any person seeking indemnification shall be indemnified to the fullest extent permitted by DGCL. The Company’s Bylaws provide that all expenses (including attorneys’ fees), costs, judgments, fines and amounts paid in settlement actually and reasonably incurred by a director or officer seeking indemnification shall be paid by the Company in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the Company must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification.
      Brookhollow Corporation. The Certificate of Incorporation of Brookhollow Corporation provides that any director, officer or employee seeking indemnification shall be indemnified unless he is adjudged in the action brought against him to be liable for negligence or misconduct in the performance of his duties as director, officer or employee. If the action is settled, however, the right of indemnification shall be applicable only if a majority of the Board of Directors determines that the director, officer or employee seeking indemnification had not been substantially derelict in the performance of his duties as charged in the action.
      Creole Corporation. The Certificate of Incorporation of Creole Corporation provides that any director or officer seeking indemnification shall be indemnified for actions taken in good faith on behalf or for the benefit of the corporation to the fullest extent permitted by the laws of the state of Delaware. The Bylaws provide that any director, officer or employee seeking indemnification shall be indemnified unless he is adjudged in the action brought against him to be liable for negligence or misconduct in the performance of his duties as director, officer or employee. If the action is settled, however, the right of indemnification shall be applicable only if a majority of the Board of Directors determines that the director, officer or employee seeking indemnification had not been substantially derelict in the performance of his duties as charged in the action.
      Riverside Cement Holdings Company. Neither the Certificate of Incorporation nor the Bylaws of Riverside Cement Holdings Company contain any provisions dealing with the indemnification of officers and directors.
      TXI California, Inc. The Certificate of Incorporation of TXI California, Inc. provides that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. It does provide for liability (i) for breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. The Bylaws provide that any person seeking indemnification may be indemnified to the fullest extent permitted by the laws of the state of Delaware.
      TXI Cement Company. Neither the Certificate of Incorporation nor the Bylaws of TXI Cement Company contain any provisions dealing with the indemnification of officers and directors.
      TXI Riverside Inc. The Certificate of Incorporation of TXI Riverside Inc. provides that a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. It does provide for liability (i) for breach of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. The Bylaws provide that any person seeking indemnification may be indemnified to the fullest extent permitted by the laws of the state of Delaware.
Delaware Limited Liability Companies — Texas Industries Holdings, LLC and TXI LLC
      Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
      The Operating Agreements of Texas Industries Holdings, LLC and TXI LLC, contain indemnification provisions that provide for the indemnification of their managers and advance of expenses to the fullest extent permitted by the DLLCA.
Delaware Statutory Trusts — Texas Industries Trust and TXI Operating Trust
      Section 3817 of the Delaware Statutory Trust Act states that statutory trusts shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against all claims and demands, subject to standards and restrictions set forth in the governing instrument of such statutory trust. It also expressly states that the absence of provisions in the governing instrument of a statutory trust addressing indemnification does not deprive any trustee or beneficial owner or other person of the right to indemnity.
      The Trust Agreements of Texas Industries Trust and TXI Operating Trust provide that no trustee or officer of such trust shall be liable to the trust or any trustee or the beneficiary for any act or omission, nor shall any such trustee be held to personal liability in connection with the affairs of the trust, except for those arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. The Trust Agreements provide that trustees and officers shall be indemnified against expenses and liabilities incurred by such person as a result of his service in such capacity to the trust. Trustees and officers are not entitled to indemnification, however, with respect to any action initiated by a trustee or officer of the trust. The Trust Agreements also provide that expenses incurred by a trustee or officer seeking indemnification shall be paid by the trust in advance of the final disposition of the action, suit or proceeding. However, as a condition to any such advance, the trust must receive an undertaking by or on behalf of such person to repay the amounts advanced if a final adjudication is made by a court of competent jurisdiction that such person was not entitled to indemnification.
Delaware Limited Partnership — TXI Operations, LP
      Section 18-108 of the Delaware Revised Limited Partnership Act provides that Delaware limited partnerships shall have the power to indemnify and hold harmless any partner or other person from and against all claims and demands, subject to standards and restrictions set forth in the partnership agreement of such limited partnership.
      The Agreement of Limited Partnership of TXI Operations, LP provides that, to the extent the partnership has assets legally available for that purpose, the partnership will indemnify and hold harmless the general partner and any partner, shareholder, director or officer from and against losses incurred in connection with the business of the partnership, except to the extent that such loss is due to the person’s gross negligence, willful misconduct, knowing violation of law or breach of fiduciary responsibilities to the partnership or the limited partner.
California Corporations — Pacific Custom Materials, Inc. and Partin Limestone Products, Inc.
      Under Section 317 of the California Corporations Code (the “CCC”), a corporation may indemnify a director, officer, employee or agent of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred if he acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, (2) for amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
      Pacific Custom Materials. The Articles of Incorporation and the Bylaws of Pacific Custom Materials, Inc. state that the liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Bylaws provide that the corporation shall indemnify any person seeking indemnity in the amount and in the manner provided by the CCC. The Bylaws further provide that if the person is successful on the merits, the corporation shall indemnify him for expenses actually and reasonably incurred. Unless indemnification is require because of the person’s successful defense on the merits, the Bylaws require that a determination of entitlement to indemnification be made in the manner proscribed by the Bylaws of the corporation.
      Partin Limestone Products, Inc. Neither the Certificate of Incorporation nor the Bylaws of Partin Limestone Products, Inc. contain any provisions dealing with the indemnification of officers and directors.
California General Partnership — Riverside Cement Company
      Section 16401 of the California Corporations Code states that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

      The Joint Venture Agreement of Riverside Cement Company and the amendments thereto do not contain any provisions dealing with the indemnification of partners and officers of the partnership.
Texas Corporations — Brook Hollow Properties, Inc.; Southwestern Financial Corporation; TXI Transportation Company; TXI Aviation, Inc. and TXI Power Company
      Under Art. 2.02-1 of the Texas Business Corporation Act, subject to the procedures and limitations stated therein, a corporation may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding. Art. 2.02-1 requires a corporation to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
      Brook Hollow Properties, Inc. and TXI Transportation Company. The Certificates of Incorporation and the Bylaws of Brook Hollow Properties, Inc. and TXI Transportation Company do not contain any provisions dealing with the indemnification of officers and directors.
      Southwestern Financial Corporation; TXI Aviation, Inc. and TXI Power Company. The Bylaws of Southwestern Financial Corporation; TXI Aviation, Inc. and TXI Power Company provide that any person seeking indemnification may be indemnified to the fullest extent permitted by the laws of the state of Texas.
Virginia Corporation — Brookhollow of Virginia, Inc.
      Under Section 13.1-697 of Chapter 9 of Title 13.1 of the Code of Virginia, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith; and he believed: that his conduct was in its best interests of the corporation or at least not opposed to its best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.
      Article ten of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met.
      Neither the Certificate of Incorporation nor the Bylaws of Brookhollow of Virginia, Inc. contain any provisions dealing with the indemnification of officers and directors.

Louisiana Corporation — Brookhollow of Alexandria, Inc.
      Section 83 of the Louisiana Business Corporation Law or the LBCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another business, foreign or nonprofit corporation, partnership, joint venture or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or directly actually incurred. Section 83 permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.
      The Bylaws of Brookhollow of Alexandria, Inc. provide that any person seeking indemnification may be indemnified to the fullest extent permitted by the laws of the state of Louisiana.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the an entity pursuant to the foregoing provisions, or otherwise, such entities have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 21(a).     Exhibits.
      The information required by this Item 21(a) is set forth in the Index to Exhibits accompanying this registration statement and is incorporated herein by reference.

Item 22.	Undertakings.
      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) The undersigned registrants hereby undertake:

(1) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
      (d) The undersigned registrants hereby undertake:

(1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (d)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (f) The undersigned registrants hereby undertake to respond to requests for information that are incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.
      (g) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TEXAS INDUSTRIES, INC.

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus		President, Chief Executive Officer, and Director (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler		Executive Vice President — Finance and Chief Financial Officer (principal financial officer)	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw		Vice President — Accounting and Information Services (principal accounting officer)	November 28, 2005

* Robert D. Rogers		Chairman of the Board	November 28, 2005

* Robert Alpert		Director	November 28, 2005

* Sam Coats		Director	November 28, 2005

* Gordon E. Forward		Director	November 28, 2005

* Keith W. Hughes		Director	November 28, 2005

* Henry H. Mauz, Jr.		Director	November 28, 2005

* Thomas R. Ransdell		Director	November 28, 2005

*By:	/s/ Richard M. Fowler Richard M. Fowler Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 28, 2005.

BROOKHOLLOW CORPORATION

By:	/s/ BARRY M. BONE

Barry M. Bone
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY M. BONE Barry M. Bone	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 28, 2005.

BROOK HOLLOW PROPERTIES, INC.

By:	/s/ BARRY M. BONE

Barry M. Bone
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY M. BONE Barry M. Bone	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 28, 2005.

BROOKHOLLOW OF ALEXANDRIA, INC.

By:	/s/ BARRY M. BONE

Barry M. Bone
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY M. BONE Barry M. Bone	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 28, 2005.

BROOKHOLLOW OF VIRGINIA, INC.

By:	/s/ BARRY M. BONE

Barry M. Bone
President and Chief Executive Officer
POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY M. BONE Barry M. Bone	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

CREOLE CORPORATION

By	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

PACIFIC CUSTOM MATERIALS, INC.

By	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

RIVERSIDE CEMENT COMPANY

By: TXI CALIFORNIA INC., its general partner

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer

By: TXI RIVERSIDE INC., its general partner

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	General Manager and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Assistant General Manager — Finance, Member of Management Committee and Director of each general partner (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Member of Management Committee and Director of each general partner	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Member of Management Committee and Director of each general partner	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

PARTIN LIMESTONE PRODUCTS, INC.

By	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

RIVERSIDE CEMENT HOLDINGS COMPANY

By	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on November 28, 2005.

SOUTHWESTERN FINANCIAL CORPORATION

By	/s/ BARRY M. BONE

Barry M. Bone
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY M. BONE Barry M. Bone	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TEXAS INDUSTRIES HOLDINGS, LLC

By	/s/ RICHARD M. FOWLER

Richard M. Fowler
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD M. FOWLER Richard M. Fowler	President and Director (principal executive officer)	November 28, 2005

John J. Koach	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Vice President — Accounting and Director (principal accounting and financial officer)	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TEXAS INDUSTRIES TRUST

By	/s/ RICHARD M. FOWLER

Richard M. Fowler
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD M. FOWLER Richard M. Fowler	President and Managing Trustee (principal executive and financial officer)	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Vice President — Accounting and Managing Trustee (principal accounting officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Managing Trustee	November 28, 2005

John J. Koach	Managing Trustee	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI AVIATION, INC.

By	/s/ ROSCOE C. ARMSTRONG

Roscoe C. Armstrong
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROSCOE C. ARMSTRONG Roscoe C. Armstrong	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI CALIFORNIA INC.

By	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI CEMENT COMPANY

By	/s/ JAMES R. McCRAW

James R. McCraw
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAMES R. McCRAW James R. McCraw	President, Chief Executive Officer and Director (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI LLC

By	/s/ RICHARD M. FOWLER

Richard M. Fowler
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD M. FOWLER Richard M. Fowler	President, Chief Executive Officer and Director (principal executive officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Vice President — Accounting and Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI OPERATING TRUST

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Chief Financial Officer and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

John J. Koach	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI OPERATIONS, LP

By: TXI OPERATING TRUST, its general partner

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President of its general partner (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Chief Financial Officer and Managing Trustee of its general partner (principal accounting and financial officer)	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Vice President — Accounting and Managing Trustee of its general partner	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Managing Trustee of its general partner	November 28, 2005

John J. Koach	Managing Trustee of its general partner	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI POWER COMPANY

By:	/s/ RICHARD M. FOWLER

Richard M. Fowler
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RICHARD M. FOWLER Richard M. Fowler	President, Chief Executive Officer and Director (principal executive officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 28, 2005.

TXI RIVERSIDE INC.

By:	/s/ MEL G. BREKHUS

Mel G. Brekhus
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Vice President and Director	November 28, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midlothian, State of Texas, on November 28, 2005.

TXI TRANSPORTATION COMPANY

By:	/s/RONNIE A. PRUITT

Ronnie A. Pruitt
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ RONNIE A. PRUITT Ronnie A. Pruitt	President and Chief Executive Officer (principal executive officer)	November 28, 2005

/s/ RICHARD M. FOWLER Richard M. Fowler	Vice President — Finance and Director (principal accounting and financial officer)	November 28, 2005

/s/ FREDERICK G. ANDERSON Frederick G. Anderson	Director	November 28, 2005

/s/ JAMES R. McCRAW James R. McCraw	Director	November 28, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K dated August 28, 1996, File No. 001-04887).
3.2	By-laws (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K dated April 13, 2005, File No. 001-04887).
3.3	Certificate of Incorporation of Brookhollow Corporation, a Delaware corporation, formerly Southwestern Financial Corporation (incorporated by reference to Exhibit 3.6 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.4	Certificate of Amendment of Certificate of Incorporation of Brookhollow Corporation, a Delaware corporation, formerly Southwestern Financial Corporation (incorporated by reference to Exhibit 3.7 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.5	Bylaws of Brookhollow Corporation, a Delaware corporation, formerly Southwestern Financial Corporation (incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.6	Articles of Incorporation of Brook Hollow Properties, Inc., a Texas corporation (incorporated by reference to Exhibit 3.9 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.7	Bylaws of Brook Hollow Properties, Inc., a Texas corporation (incorporated by reference to Exhibit 3.10 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.8	Articles of Incorporation of Brookhollow of Alexandria, Inc., a Louisiana corporation (incorporated by reference to Exhibit 3.11 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.9	Bylaws of Brookhollow of Alexandria, Inc., a Louisiana corporation (incorporated by reference to Exhibit 3.12 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.10	Articles of Incorporation of Brookhollow of Virginia, Inc., a Virginia corporation (incorporated by reference to Exhibit 3.13 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.11	Bylaws of Brookhollow of Virginia, Inc., a Virginia corporation (incorporated by reference to Exhibit 3.14 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.12	Certificate of Incorporation of Creole Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.28 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.13	Bylaws of Creole Corporation, a Delaware corporation (incorporated by reference to Exhibit 3.29 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.14	Articles of Incorporation of Pacific Custom Materials, Inc., a California corporation (incorporated by reference to Exhibit 3.30 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.15	Bylaws of Pacific Custom Materials, Inc., a California corporation (incorporated by reference to Exhibit 3.31 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.16	Statement of Partnership Authority of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.32 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.18	Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.33 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.19	Consent and Amendment to Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.34 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).

Exhibit
Number		Description

3.20		First Amendment to Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.35 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.21		Second Amendment to Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.36 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.22		Third Amendment to Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.37 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.23		Fourth Amendment to Joint Venture Agreement of Riverside Cement Company, a California general partnership (incorporated by reference to Exhibit 3.38 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.24		Articles of Incorporation of Partin Limestone Products, Inc., a California corporation (incorporated by reference to Exhibit 3.39 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.25		Articles of Amendment of Articles of Incorporation of Partin Limestone Products, Inc., a California corporation (incorporated by reference to Exhibit 3.40 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.26		Bylaws of Partin Limestone Products, Inc., a California corporation (incorporated by reference to Exhibit 3.41 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.27		Certificate of Incorporation of Riverside Cement Holdings Company, a Delaware corporation, formerly Riverside Cement Company, a Delaware corporation (incorporated by reference to Exhibit 3.42 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.28		Certificate of Amendment of Certificate of Incorporation of Riverside Cement Holdings Company, a Delaware corporation, formerly Riverside Cement Company, a Delaware corporation (incorporated by reference to Exhibit 3.43 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.29		Bylaws of Riverside Cement Holdings Company, a Delaware corporation, as amended, formerly Riverside Cement Company, a Delaware corporation (incorporated by reference to Exhibit 3.44 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.30		Articles of Incorporation of Southwestern Financial Corporation, a Texas corporation, formerly known as Clodine Properties Inc. (incorporated by reference to Exhibit 3.45 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.31		Articles of Amendment to the Articles of Incorporation of Southwestern Financial Corporation, a Texas corporation, formerly known as Clodine Properties Inc. (incorporated by reference to Exhibit 3.46 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.32		Bylaws of Southwestern Financial Corporation, a Texas corporation, formerly known as Clodine Properties Inc. (incorporated by reference to Exhibit 3.47 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3	.33†	Certificate of Conversion of Texas Industries Holdings, Inc., a Delaware corporation, into Texas Industries Holdings, LLC, a Delaware limited liability company.
3	.34†	Certificate of Formation of Texas Industries Holdings, LLC, a Delaware limited liability company.
3	.35†	Operating Agreement of Texas Industries Holdings, LLC, a Delaware limited liability company.
3.36		Certificate of Trust of Texas Industries Trust, a Delaware statutory trust (incorporated by reference to Exhibit 3.50 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.37		Trust Agreement of Texas Industries Trust, a Delaware statutory trust (incorporated by reference to Exhibit 3.51 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).

Exhibit
Number		Description

3.38		Articles of Incorporation of TXI Aviation, Inc., a Texas corporation (incorporated by reference to Exhibit 3.52 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.39		Bylaws of TXI Aviation, Inc., a Texas corporation (incorporated by reference to Exhibit 3.54 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.40		Certificate of Incorporation of TXI California Inc., a Delaware corporation (incorporated by reference to Exhibit 3.55 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.41		Bylaws of TXI California Inc., a Delaware corporation (incorporated by reference to Exhibit 3.56 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.42		Certificate of Incorporation of TXI Cement Company, a Delaware corporation, formerly known as TXI Structural Products, Inc (incorporated by reference to Exhibit 3.57 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.43		Certificate of Amendment of Certificate of Incorporation of TXI Cement Company, a Delaware corporation, formerly known as TXI Structural Products, Inc. (incorporated by reference to Exhibit 3.58 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.44		By-Laws of TXI Cement Company, a Delaware corporation, formerly known as TXI Structural Products, Inc. (incorporated by reference to Exhibit 3.59 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3	.45†	Certificate of Conversion of TXI Corp., a Delaware corporation, formerly known as TXI Texas, Inc., into TXI LLC, a Delaware limited liability company.
3	.46†	Certificate of Formation of TXI LLC., a Delaware limited liability company.
3	.47†	Operating Agreement of TXI LLC, a Delaware limited liability company.
3.48		Certificate of Trust of TXI Operating Trust, a Delaware statutory trust (incorporated by reference to Exhibit 3.63 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.49		Trust Agreement of TXI Operating Trust, a Delaware statutory (incorporated by reference to Exhibit 3.64 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.50		Certificate of Limited Partnership of TXI Operations, LP (incorporated by reference to Exhibit 3.65 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.51		Certificate of Amendment to Certificate of Limited Partnership of TXI Operations, LP, a Delaware limited partnership (incorporated by reference to Exhibit 3.66 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.52		Agreement of Limited Partnership of TXI Operations, LP, a Delaware limited partnership (incorporated by reference to Exhibit 3.67 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.53		Amendment No. 1 to Agreement of Limited Partnership of TXI Operations, LP (incorporated by reference to Exhibit 3.68 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.54		Amendment No. 2 to Agreement of Limited Partnership of TXI Operations, LP, a Delaware limited partnership, (incorporated by reference to Exhibit 3.60 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.55		Articles of Incorporation of TXI Power Company, a Texas corporation (incorporated by reference to Exhibit 3.70 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.56		Bylaws of TXI Power Company, a Texas corporation (incorporated by reference to Exhibit 3.71 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.57		Certificate of Incorporation of TXI Riverside Inc., a Delaware corporation, formerly known as TXI Riverside California Inc. (incorporated by reference to Exhibit 3.72 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).

Exhibit
Number		Description

3.58		Certificate of Correction Filed to Correct a Certain Error in the Certificate of Incorporation of TXI Riverside Inc., a Delaware corporation (incorporated by reference to Exhibit 3.73 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.59		Bylaws of TXI Riverside Inc., a Delaware corporation (incorporated by reference to Exhibit 3.74 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.60		Articles of Incorporation of TXI Transportation Company, a Texas corporation, formerly known as Texas Dry Concrete Co. (incorporated by reference to Exhibit 3.79 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.61		Articles of Amendment to Articles of Incorporation of TXI Transportation Company, a Texas corporation, formerly known as Texas Dry Concrete Co. (incorporated by reference to Exhibit 3.80 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
3.62		By-Laws of TXI Transportation Company, a Texas corporation, formerly known as Texas Dry Concrete Co. (incorporated by reference to Exhibit 3.81 to Registration Statement on Form S-4/ A dated September 16, 2003, File No. 333-106610-27).
4.1		Form of Rights Agreement dated as of November 1, 1996, between Texas Industries, Inc. and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit(4) to Current Report on Form 8-K dated November 1, 1996, File No. 001-04887).
4.2		Form of Amended and Restated Trust Agreement, dated as of June 5, 1998, among Texas Industries, Inc., The First National Bank of Chicago, First Chicago Delaware, Inc., Kenneth R. Allen, Larry L. Clark and James R. McCraw (incorporated by reference to Exhibit 4.5 to Form S-3/ A dated June 1, 1996, File No. 333-50517).
4.3		Form of Convertible Subordinated Debenture Indenture, dated as of June 5, 1998, between Texas Industries, Inc. and First Chicago Delaware Inc. (incorporated by reference to Exhibit 4.6 to Form S-3/ A dated June 1, 1996, File No. 333-50517).
4.4		Form of Guarantee Agreement, dated as of June 5, 1998, by Texas Industries, Inc. and First Chicago Delaware Inc. (incorporated by reference to Exhibit 4.7 to Form S-3/ A dated June 1, 1996, File No. 333-50517).
4.5		Indenture, dated as of July 6, 2005, among Texas Industries, Inc., the guarantors named therein and Wells Fargo Bank, N.A., as trustee, relating to $250,000,000 aggregate principal amount of 7 1/4% Notes Due 2013 (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
4.6		Form of 7 1/4% Senior Exchange Note due 2013 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
4.7		Registration Rights Agreement, dated July 6, 2005, by and among Texas Industries, Inc., the guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
5	.1*	Opinion of Thompson & Knight LLP, as to the legality of the Exchange Notes.
10.1		Contract, dated September 27, 2005, between Riverside Cement Company and Oro Grande Contractors (incorporated by reference to Exhibit 10.1 to Current Report in Form 8-K dated September 30, 2005, File No. 001-04887).
10.2		Purchase Agreement, dated June 29, 2005, among the Company and the Initial Purchasers (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
10.3		Credit Agreement, dated July 6, 2005, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/ C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, JPMorgan Chase Bank, N.A, Wells Fargo Bank, National Association, and Suntrust Bank, as Co- Documentation Agents and as lenders, and UBS Loan Finance LLC, General Electric Capital Corporation, Hibernia National Bank, U.S. Bank National Association and Comerica Bank, as lenders (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K dated June 29 2005, File No. 001-04887).
10.4		Separation and Distribution Agreement, dated July 6, 2005, between the Company and Chaparral (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).

Exhibit
Number		Description

10.5		Amendment No. 1 to Separation and Distribution Agreement dated as of July 27, 2005 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated July 27, 2005, File No. 001-04887).
10.6		Tax Sharing and Indemnification Agreement, dated July 6, 2005, between the Company and Chaparral (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
10.7		Security Agreement, dated as of July 6, 2005, among the Company, the Guarantors and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K dated June 29, 2005, File No. 001-04887).
10.8		Employment Agreement of Mel G. Brekhus (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the quarter ended August 31, 2004, File No. 001-04887).
10.9		Texas Industries, Inc. 1993 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 as filed May 19, 1994, File No. 033-53715).
10.10		Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (incorporated by reference to Appendix B to definitive proxy statement filed on September 27, 2004, File No. 001-04887).
10.11		Form of Stock Option Agreement under Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan (incorporated by reference (incorporated by to Exhibit 10.10 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.12		TXI Annual Incentive Plans Fiscal Year 2006 (incorporated by to Exhibit 10.11 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.13		TXI Three Year Incentive Plan for the Three Consecutive Fiscal Year Periods Ending May 31, 2008 (incorporated by to Exhibit 10.12 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.14		TXI Three Year Incentive Plan for the Three Consecutive Fiscal Year Periods Ending May 31, 2007 (incorporated by to Exhibit 10.13 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.15		TXI Three Year Incentive Plan for the Three Consecutive Fiscal Year Periods Ending May 31, 2006 (incorporated by to Exhibit 10.14 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.16		Texas Industries, Inc. 2003 Share Appreciation Rights Plan (incorporated by to Exhibit 10.15 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
10.17		Form of SAR Agreement for Non-Employee Directors under Texas Industries, Inc. 2003 Share Appreciation Rights Plan (incorporated by to Exhibit 10.16 to Annual Report on Form 10-K dated August 12, 2005, File No. 0001-04887).
12	.1†	Statement Regarding Computation of Ratios.
15	.1†	Letter re: interim financial information.
21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K dated August 12, 2005, File No. 001-04887).
23	.1†	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2		Consent of Thompson & Knight LLP as legal counsel (contained in Exhibit 5.1).
23.3		Consent of Frederick G. Anderson, Vice President — General Counsel of Texas Industries, Inc. (contained in Exhibit 5.2).
24	.1†	Powers of Attorney.
25	.1†	Statement of Eligibility of Trustee on Form T-1.
99	.1†	Form of Letter of Transmittal.
99	.2†	Form of Notice of Guaranteed Delivery.
99	.3†	Form of Letter to Registered Holders and DTC Participants.
99	.4†	Form of Client Letter.
99	.5†	Form of Exchange Agent Agreement.

*	Filed herewith.

†	Previously filed.